Exhibit 3.15

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/16/2002
020453836 — 3547837
CERTIFICATE OF FORMATION
OF
SUNTERRA SOUTH MARKETING, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra South Marketing, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:36 AM 01/23/2004
FILED 08:31 AM 01/23/2004
SRV 040048768 — 3547837 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA SOUTH MARKETING, LLC
     1. The name of the limited liability company is SUNTERRA SOUTH MARKETING, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
SUNTERRA CITRUS SHARE HOLDING, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra South Marketing, LLC this 21st day of January 2004.

SUNTERRA DEVELOPER AND SALES HOLDING COMPANY a Delaware corporation
By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:46 PM 01/23/2004
FILED 02:46 PM 01/23/2004
SRV 040050419 — 3547837 FILE
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA CITRUS SHARE HOLDING, LLC
     SUNTERRA CITRUS SHARE HOLDING, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is: SUNTERRA CITRUS SHARE HOLDING, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 23, 2004.

By:	/s/ Paul Hagan
Paul J. Hagan, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:51 PM 10/17/2007
FILED 06:51 PM 10/17/2007
SRV 071127654 — 3547837 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA CITRUS SHARE HOLDING, LLC
     1. The name of the limited liability company is SUNTERRA CITRUS SHARE HOLDING, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS CITRUS SHARE HOLDING, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Citrus Share Holding, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person